Exhibit 3.(i)


            MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
             CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received                              (FOR BUREAU USE ONLY)
                               This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

                                                   FILED

                                                JUN 25 1999

                                               Administrator
                                            CORP., SECURITIES &
                                             LAND DEV. BUREAU

Name
Sherry L. Abbott

Address
405 Water Street

City           State           Zip Code
Port Huron     Michigan        48060
                                                     Effective Date:
Document will be returned to the name
and address you enter above.  If left
blank document will be mailed to the
registered office.




                     RESTATED ARTICLES OF INCORPORATION
                   For use by Domestic Profit Corporations
         (Please read information and instructions on the last page)




     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:


1.   The present name of the corporation is:    SEMCO Energy, Inc.


2.   The identification number assigned by the Bureau is:  065-723


3.   All former names of the corporation are:
          Southeastern Michigan Gas Enterprises, Inc.


4.   The date of filing the original Articles of Incorporation was:
          March 3, 1977



     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:


          ARTICLE I

            The name of the corporation is

                    SEE ATTACHED FOR FULL SET OF RESTATED ARTICLES


          ARTICLE II

            The purpose or purposes for which the corporation is formed are:


          ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)



5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

     a. [ ] These Restated Articles of Incorporation were duly adopted on the ______ day of _____________, 19____, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

                    Signed this _____ day of ___________, 19___.


     __________________________________     _________________________________
               (Signature)                             (Signature)

     __________________________________     _________________________________
      (Signatures of Incorporators; Type or Print Name Under Each Signature)



     b. [X] These Restated Articles of Incorporation were duly adopted on the 10th day of June, 1999 in accordance with the provisions of Section 642 of the Act and: (check one of the following)

               [X] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

               [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

               [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note:
                    Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

               [ ] were duly adopted by written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.


                                    Signed this 11th day of June, 1999

                                    By /s/William L. Johnson
                                       (Signature of an authorized
                                         officer or agent)

                                    William L. Johnson, Chairman,
                                    President and CEO
                                           (Type or Print Name)

                     RESTATED ARTICLES OF INCORPORATION

                             SEMCO ENERGY, INC.


                                 ARTICLE I.

     The name of the corporation is SEMCO Energy, Inc.


                                 ARTICLE II.

     The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.


                                ARTICLE III.

     SECTION 1. The total authorized capital stock consists of (a) 500,000 shares of Cumulative Preferred Stock of the par value of $1 per share, issuable in series as hereinafter provided, designated "Cumulative Preferred Stock, $1 Par Value", (b) 3,000,000 shares of Preference Stock designated "Preference Stock, $1 Par Value", and (c) 40,000,000 shares of stock of the par value of $1 per share, designated "Common Stock, $1 Par Value."

     SECTION 2. The following is a description of each class of shares of the Corporation, with the voting powers, preferences and rights and qualifications, limitations or restrictions thereof.

     DIVISION A.    Cumulative Preferred Stock, $1 Par Value

          (1) Issuable in Series: The Cumulative Preferred Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes of shares. All shares of the Cumulative Preferred Stock shall be identical except as to the following relative rights and preferences as to which there may be variations between the series:

          (a) The rate of dividends and the extent of further participation in dividend distribution, if any;

          (b) The price at and the terms and conditions on which the shares are redeemable;

          (c) The amount payable upon shares in event of voluntary or involuntary liquidation;

          (d) Sinking fund provisions for the redemption or purchase of shares;

          (e)  The terms and conditions on which shares are convertible.

               The Board of Directors is hereby expressly vested with authority and shall have authority by resolution or resolutions from time to time adopted to divide the shares of the Cumulative Preferred Stock into series and, with the limitations set forth in the laws of the State of Michigan and in these articles, fix and determine the relative rights and preferences of the shares of any series so established.

          (2) Dividends: The holders of Cumulative Preferred Stock shall be entitled to receive out of the surplus of the Corporation, if, when and as declared by the Board of Directors in its discretion, preferential dividends at the rate fixed for each series payable quarterly on the 15th day of February, May, August and November in each year (the periods between such dates, commencing on such dates, are hereby designated as "dividend periods") before any dividends shall be declared or paid upon or set apart for, or other distribution shall be ordered or made in respect of, the Common Stock or Preference Stock. Such dividends on the Cumulative Preferred Stock, shall commence to accrue and be cumulative from the first day of the quarterly dividend period in which such Cumulative Preferred Stock are issued or at such other date in said quarterly dividend period as shall be fixed in the resolution of the Board of Directors establishing any series. No dividends shall be declared on the shares of Cumulative Preferred Stock of any series for any quarterly dividend period unless for the same quarterly dividend period there shall likewise be declared upon all shares of Cumulative Preferred Stock of all other series at the time outstanding like dividends in proportion to the annual dividend rates fixed for such series, respectively, to the extent that such shares are entitled to receive dividends for such quarterly dividend period. If full cumulative dividends on the outstanding Cumulative Preferred Stock at the rate aforesaid for all past dividend periods to the end of the then current dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the amount of the deficiency shall be fully paid, but without interest, or dividends upon the Cumulative Preferred Stock in such amount shall be declared and a sum sufficient for the payment thereof set apart, before any dividends shall be declared or paid upon or set apart, for, or any other distribution shall be ordered or made in respect of, the Common Stock or Preference Stock and before any sums shall be paid or set apart for the redemption of less than all of the Cumulative Preferred Stock then outstanding or for the purchase or other retirement of any Cumulative Preferred Stock.

          (3) Preference Upon Liquidation: In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in any distribution of its assets to its stockholders, the holders of Cumulative Preferred Stock shall be entitled to receive, for each share thereof, out of the assets of the Corporation, whether from capital, surplus or earnings, available for distribution to its shareholders, an amount fixed for each series as, or in the manner, hereinabove provided before any distribution of assets of the Corporation shall be made to the holders of Common Stock or Preference Stock; but the holders of Cumulative Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution, winding up or reduction, the assets of the Corporation distributable as aforesaid among the holders of Cumulative Preferred Stock shall be insufficient to permit the payment to them of the full preferential amounts, then the entire assets of the Corporation to be so distributed shall be distributed ratably among all the holders of Cumulative Preferred Stock in proportion to the full preferential amounts to which they are respectively entitled. Nothing in this paragraph shall be deemed to prevent the purchase or redemption of Cumulative Preferred Stock or the purchase of Common Stock or purchase or redemption of Preference Stock in any manner permitted by law or herein provided for; provided, however, that anything herein to the contrary notwithstanding, the Corporation shall not, so long as any Cumulative Preferred Stock remain outstanding, purchase any of its Common Stock or purchase or redeem any of its Preference Stock. A consolidation or merger of the Corporation, or a sale or transfer of substantially all of its assets as an entirety, shall not be regarded as a liquidation, dissolution or winding up of the Corporation or as a reduction of its capital.

          (4) Redemption and Purchase: The Corporation may, at its option, expressed by resolution of its Board of Directors, at any time or from time to time, redeem the whole or any part of any series of Cumulative Preferred Stock at the redemption price for each share fixed for such series. Notice of any proposed redemption of Cumulative Preferred Stock shall be given by the Corporation, by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to the holders of record of the Cumulative Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. If less than all of any series of the Cumulative Preferred Stock are to be redeemed as herein provided, the redemption shall be made in such amount, at such place, by such method, either by lot or pro rata, and subject to such provisions of convenience as shall from time to time be provided by bylaws of the Corporation or be determined by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to said notice, all dividends on the Cumulative Preferred Stock thereby called for redemption shall cease to accrue; and from and after the date so fixed (unless the default be made as aforesaid) or the date of the earlier deposit by the Corporation, in a special account with a solvent bank or trust company doing business in the City of Chicago, Illinois, of funds sufficient for such redemption (a statement of the intention so to deposit having been included in said notice), all rights of the holders of said Cumulative Preferred Stock so called for redemption as shareholders of the Corporation, except only the right to receive the redemption price without interest, shall cease and determine, and such shares shall be deemed no longer to be outstanding; but the making of said deposit with any such bank or trust company shall not relieve the Corporation of liability for payment of the redemption price. Any moneys so deposited which shall remain unclaimed by the holders of such Cumulative Preferred Stock at the end of six (6) years after the redemption date, together with any interest thereon that shall have been allowed by the bank or trust company with which the deposit shall have been made, shall be paid by it to the Corporation. The Corporation may also, from time to time, purchase any of its Cumulative Preferred Stock with any funds available for such purpose at not exceeding the price at which the same may be redeemed. No redemption or purchase of Cumulative Preferred Stock as herein provided shall be made or ordered (i) unless full cumulative dividends at the appropriate dividend rate upon all of the Cumulative Preferred Stock then outstanding which is not to be redeemed or purchased, from the date from which dividends on such Cumulative Preferred Stock became cumulative to the end of the then current dividend period for such Cumulative Preferred Stock, shall have been paid or declared and a sum sufficient for the payment thereof set apart and (ii) unless provision shall have been made for the satisfaction of any obligations then or theretofore matured in respect of any sinking fund for the benefit of Cumulative Preferred Stock which is then outstanding and is not to be redeemed or purchased. Any amounts applied out of the surplus of the Corporation to the purchase or redemption of any of its Cumulative Preferred Stock shall be charged against paid-in surplus or earned surplus, as the Board of Directors may in its discretion determine. The redemption, purchase or acquiring by the Corporation of any shares of Cumulative Preferred Stock shall not be deemed to reduce the authorized number of shares of stock of the Corporation. Any shares of the Cumulative Preferred Stock redeemed, retired, purchased or otherwise acquired (including shares acquired by conversion) shall be cancelled and shall assume the status of authorized but unissued Cumulative Preferred Stock in the same manner as if the shares had never been issued as shares of any series of the Cumulative Preferred Stock and be undesignated as to future series.

          (5) Restriction on Certain Corporate Action and Voting Power: The holders of the Cumulative Preferred Stock shall be entitled to vote only as in this paragraph (5) provided, or as otherwise required by law. In any case where the holders of the Cumulative Preferred Stock shall not be entitled to vote, they shall not be entitled to notice of any shareholders' meeting except as otherwise provided by law.

               If at any time the Corporation shall fail to declare and pay or set apart for payment in full eight quarterly dividends (whether or not consecutive) on all of the outstanding Cumulative Preferred Stock, then the holders of the outstanding Cumulative Preferred Stock shall, thereupon, have the right, voting as a single class irrespective of series, to elect such number of directors of the Corporation as shall constitute one less than the smallest number of directors necessary to constitute a majority of the full Board of Directors, and such right shall continue (and may be exercised at any annual or other meeting of shareholders for the election of Directors) until the Corporation shall have paid or declared and set apart for payment all accrued dividends on the Cumulative Preferred Stock for all past quarterly dividend periods. The term of office of all persons who may be Directors of the Corporation at any time when such right shall accrue to the holders of the Cumulative Preferred Stock, shall terminate upon the election of their successors at a special meeting of shareholders of the Corporation, which shall be held, at any time after the accrual of such right, upon the notice provided in the bylaws of the Corporation for the annual meeting of shareholders at the request in writing of the holders of record of at least 5% of the number of Cumulative Preferred Stock then outstanding. In default of the calling of said meeting by a proper officer of the Corporation within five days after the making of such request, such meeting may be called on like notice by the holders of record of at least 5% of the number of Cumulative Preferred Stock then outstanding, for which purpose such holders of the Cumulative Preferred Stock shall have the right to have access to the stock books of the Corporation. If such special meeting is not called prior to the next annual meeting, the holders of the Cumulative Preferred Stock, voting as a single class irrespective of series, shall elect the minority of the Board of Directors at such annual meeting, unless previously thereto all such dividend defaults shall have been cured. Upon the termination at any time of such right of the holders of the Cumulative Preferred Stock to elect a minority of the Board of Directors, the term of office of all Directors then in office shall end upon the election of their successors, which election may be held on like notice at a special meeting called at the request in writing of the holders of record of at least 5% of the number of shares of stock entitled to vote then outstanding. If such special meeting is not called within five (5) days after the making of such request by a proper officer of the Corporation, such meeting may be called on like notice by the holders of record of at least 5% of such outstanding stock, for which purpose such holders shall have access to the stock books of the Corporation. If such special meeting is not called prior to the next annual meeting, a Board of Directors shall be elected at such annual meeting.

               In addition to any other approvals or consents herein required, the Corporation shall not, without the consent of the holders of record of at least two-thirds of the Cumulative Preferred Stock, at the time outstanding, voting as a single class irrespective of series, given by their affirmative vote at an annual or special meeting called for that purpose, (i) authorize or issue any other class of stock having a priority or preference over or ranking on a parity with the Cumulative Preferred Stock as to dividends or assets, or (ii) amend the provisions hereof so as to affect adversely any of the powers, preferences or special rights hereby given to the Cumulative Preferred Stock.

          (6) The following resolution was duly adopted by the Directors of the Corporation on the 1st day of December, 1978, pursuant to Article III, Section 2, Division A, paragraph (1) of these Articles:

               RESOLVED, that 80,000 Shares of Cumulative Preferred Stock are hereby established as a series of the Cumulative Preferred Stock and are designated "$2.3125, Series A, Convertible Cumulative Preferred Stock". All shares of this series shall be identical and shall possess the preferences, rights and privileges and voting powers of the Cumulative Preferred Stock and shall have the following relative rights and preferences:

          (a) Dividend Rights. The rate of dividend which the holders of shares of this series shall be entitled to receive shall be $2.3125 per share per annum and no more, and such dividends shall accrue from the date of original issue and be payable commencing February 15, 1979.

          (b) Redemption. The amount per share which the holders of said shares of this series shall be entitled to receive if said shares are redeemed shall be $25 per share plus all dividends accrued or in arrears thereon.

          (c) Rights on Liquidation. The preferential amount payable upon the shares of this series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or reduction of capital resulting in the distribution of assets to the shareholders, shall be equal to $25 per share together with an amount equal to dividends accrued or in arrears thereon.

          (d) Sinking Fund. There are no sinking fund or purchase fund provisions provided for the redemption or purchase of shares of this series.

          (e) Conversion Privilege. The holders of shares of this series shall have the right, at their option, to convert such shares into shares of Common Stock of the Company at any time subject to the following terms and conditions:

               (1) The shares of this series shall be convertible at the office of any transfer agent or at the offices of the Company, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion, each share of this series being valued at $25.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (as adjusted from time to time as herein provided, herein called the "Conversion Price") shall be initially $20.00 per share of Common Stock. The conversion price shall be reduced in certain instances as provided in paragraphs (3), (9) and (10) below, and shall be increased in certain instances as provided in paragraph (10) below.

                    No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of this series surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

               (2) In order to convert shares of this series into Common Stock, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Company or in blank, and give written notice to the Company at said office that he elects to convert such shares. Shares of this series shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of this series are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the day preceding the date fixed for redemption, unless default shall be made in payment of the redemption price.

               (3) In case the Conversion Price in effect immediately prior to the close of business on any day after November 16, 1978 shall exceed by 25 cents or more the amount determined at the close of business on such date by dividing:

                    (i) a sum equal to (a) 649,683 multiplied by $20.00 (being the initial conversion price), plus (b) the aggregate of the amounts of all consideration received by the Company upon the issuance of Additional Shares of Common Stock (as hereinafter defined), minus (c) the aggregate of the amounts of all dividends and other distributions which have been paid or made after November 16, 1978 on Common Stock, other than in cash out of its earned surplus or in Common Stock, by

                    (ii) the sum of (a) 649,683 and (b) the number of Additional Shares of Common Stock which shall have been issued,

                    the conversion price shall be reduced, effective immediately prior to the opening of business on the next succeeding day, to the amount so determined. The foregoing amount of 25 cents (or such amount as theretofore adjusted) shall be subject to adjustment as provided in paragraphs (9) and (10) below, and such amount (or such amount as theretofore adjusted) is referred to in such paragraphs as the "Differential Amount."

               (4) The term "Additional Shares of Common Stock" as used herein shall mean, without duplication, all shares of Common Stock issued after November 16, 1978 (including shares deemed to be Additional Shares of Common Stock pursuant to paragraph (10) below), whether or not subsequently reacquired or retired by the Company, other than:

                    (i) shares issued upon conversion of shares in this series;

                    (ii) shares issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (i) or this clause
                          (ii) or on shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded.

                    The sale or other disposition of any shares of Common Stock or other securities held in the treasury of the Company shall not be deemed an issuance thereof.

               (5) In case of the issuance of Additional Shares of Common Stock for a consideration, part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such Additional Shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

               (6) In case of the issuance (otherwise than as a dividend or other distribution on any stock of the Company or upon conversion or exchange of other securities of the Company) of Additional Shares of Common Stock for a consideration, part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined by the Board of Directors, irrespective of the accounting treatment thereof. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such Common Stock.

               (7) Additional Shares of Common Stock issuable by way of dividend or other distribution on any class of capital stock of the Company shall be deemed to have been issued without consideration, and shall be deemed to have been issued immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution, except that if the total number of shares constituting such dividend or other distribution exceeds five percent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution, such Additional Shares of Common Stock shall be deemed to have been issued immediately after the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution.

                    A dividend or other distribution in cash or in property (including any dividend or other distribution in securities other than Common Stock) shall be deemed to have been paid or made immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution in property shall be deemed to be the value of such property as of the date of the adoption of the resolution declaring such dividend or other distribution, as determined by the Board of Directors at or as of that date. In the case of any such dividend or other distribution of Common Stock which consists of securities which are convertible into or exchangeable for shares of Common Stock, such securities shall be deemed to have been issued for a consideration equal to the value thereof as so determined.

                    If, upon the payment of any dividend or other distribution in cash or in property (excluding Common Stock but including all other securities), outstanding shares of Common Stock are cancelled or required to be surrendered for cancellation, on a pro rata basis, the number of shares of Common Stock outstanding immediately prior thereto in excess of the number to be outstanding immediately thereafter (less that portion of such excess attributable to the cancellation of shares excluded from the definition of Additional Shares of Common Stock by clause (i) or (ii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purpose of all determinations under such paragraph (3) made immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and at any time thereafter.

                    The reclassification (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation) of Common Stock into securities including other than Common Stock shall be deemed to involve (a) a distribution on Common Stock of such securities other than Common Stock made immediately prior to the close of business on the effective date of the reclassification, and (b) a combination or subdivision, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

                    The issuance by the Company of rights or warrants to subscribe for or purchase securities of the Company shall not be deemed to be a dividend or distribution of any kind.

               (8) In case of the issuance of Additional Shares of Common Stock upon conversion or exchange of other securities of the Company, the amount of the consideration received by the Company for such Additional Shares of Common Stock shall be deemed to be the total of (a) the amount of the consideration, if any, received by the Company upon the issuance of such other securities, plus (b) the amount of the consideration, if any, other than such other securities, received by the Company (except in adjustment of interest or dividends) upon such conversion or exchange. In determining the amount of the consideration received by the Company upon the issuance of such other securities (i) the amount of the consideration in cash and other than cash shall be determined pursuant to paragraphs (5), (6) and (7) above, and (ii) if securities of the same class or series of a class as such other securities were issued for different amounts of consideration, or if some were issued for no consideration, then the amount of the consideration received by the Company upon the issuance of each of the securities of such class or series, as the case may be, shall be deemed to be the average amount of the consideration received by the Company upon the issuance of all the securities of such class or series, as the case may be.

               (9) In case at any time after November 16, 1978 Additional Shares of Common Stock are issued as a dividend or other distribution on any class of capital stock of the Company and the total number of shares constituting such dividend or other distribution exceeds five per cent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution, the conversion price and the Differential Amount in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying each of them by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reductions to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (9), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock). The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

               (10) In case at any time after November 16, 1978 outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately reduced, and, conversely, in case at any time after the above stated date, outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately increased, such reductions or increases, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. In the event of any such subdivision, the number of shares of Common Stock outstanding immediately thereafter, to the extent of the excess thereof over the number outstanding immediately prior thereto (less that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Shares of Common Stock by clause (i) or (ii) of paragraph (4) above), shall be deemed to be Additional Shares of Common Stock and to have been issued immediately after the opening of business on the day following the day upon which such division shall have become effective and without consideration. In the event of any such combination, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number outstanding immediately thereafter (less that portion of such excess attributable to the combination of shares excluded from the definition of Additional Shares of Common Stock by clause (i) or (ii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purposes of all determinations under such paragraph (3) made on any day after the day upon which such combination becomes effective. Shares of Common Stock held in the treasury of the Company and shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock) shall be considered outstanding for the purposes of this paragraph (10).

               (11) Whenever the conversion price is adjusted as herein
                    provided:

                    (a) the Company shall compute the adjusted conversion price in accordance with this subdivision (e) and shall prepare a certificate signed by the Secretary or an Assistant Secretary of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Company for, and the amount of, any Additional Shares of Common Stock issued since the last such adjustment, and such certificate shall forthwith be filed with the transfer agents for this series, if any; and

                    (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed to the holders of record, of the outstanding shares of this series; provided, however, that if within ten days after the completion of mailing of such a notice, an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (b) as of the opening of business on the tenth day after such completion of mailing and shall set forth the conversion price as adjusted at such opening of business, and upon the mailing of such additional notice no other notice need be given of any adjustment in the conversion price occurring at or prior to such opening of business and after the time that the next preceding notice given by mail became required.

               (12) In case at any time after November 16, 1978:

                    (a) the Company shall declare a dividend (or any other distribution) in its Common Stock payable otherwise than in cash out of its earned surplus; or

                    (b) the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                    (c) any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company occurs; or

                    (d) the voluntary or involuntary dissolution, liquidation, or winding up of the Company occurs;

                    then the Company shall cause to be mailed to the transfer agent or agents for this series, if any, and to the holders of record of the outstanding shares of this series, at least twenty days (or ten days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or
                    (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up in expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

               (13) The Company shall at all times reserve and keep available free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of this series, the full number of shares of Common Stock then deliverable upon the conversion of all shares of this series then outstanding and, if at any time the number of authorized but unissued shares of Common Stock (including shares held in the treasury) shall be less than the number of shares of Common Stock into which the shares then outstanding of this series shall be convertible, the Company shall take such action as is necessary to increase the number of shares which the Company is authorized to issue so that the Company will have a sufficient number of authorized but unissued shares available for the conversion of the shares of this series. Under no circumstances will the Company take any action which could cause the conversion price to be reduced below the par value, if any, of the Common Stock unless the Company first restricts a surplus account or accounts (in an amount at least equal to the product of the number of shares of Common Stock into which the shares of this series are convertible, on the effective date of such action, times the par value of a share of Common Stock, less the amount in the stated capital account for the shares of this series) to use only for the purpose of serving as consideration for shares of Common Stock issuable upon conversion of shares of this series.

               (14) No fractional shares of Common Stock shall be issued upon conversion, but instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the conversion price per share of Common Stock immediately prior to the close of business on the day of conversion.

               (15) The Company will pay any and all taxes, other than any income taxes, that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of this series pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of this series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

               (16) For the purpose of this subdivision (e), the term "Common
                    Stock" shall include any stock of any class of the Company which has no preference in respect to dividends or to amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of this series shall include only shares of the class designated as Common Stock of the Company as of November 16, 1978, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect to dividends or to amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               (17) If any shares issuable upon the conversion of shares of this series require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, then the Company shall in good faith and as expeditiously as possible endeavor to secure such registration or approval as the case may be.

          (f) Dividends Accrued. The amount of dividends accrued or in arrears as used in these resolutions as of any date shall mean an amount equal to simple interest on the sum of $25 at the rate of 9.25% per annum, from the date on which dividends on shares of this series first became cumulative (i.e. the date of original issue) to the date as of which the computation is made, less the aggregate amount, without interest, of all dividends theretofore paid or declared and set apart for payment upon said series. Any shares of said series at any time owned by the Company shall, for the purpose of this definition, be deemed to have received in dividends an amount per share equal to that which, during the time such shares were so owned, was paid upon or became payable to holders of record of the outstanding shares of this series then not so owned by the Company.

     DIVISION B.    Preference Stock, $1 Par Value

          (7) Issuable in Series: The Preference Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes of shares.

               The Board of Directors is hereby expressly vested with authority and shall have authority by resolution or resolutions from time to time adopted to divide the shares of the Preference Stock into series and, within the limitations set forth in the laws of the State of Michigan and in these articles, fix and determine the relative rights and preferences of the shares of any series so established.

          (8) Rank: Preference Stock ranks junior to all series of Preferred Stock as to the payment of dividends and the distribution of assets, except to the extent that a specific series of Preferred Stock provides otherwise.

          (9) On January 16, 1997, the Board of Directors approved adoption of the following resolution creating a series of Preference Stock designated as Series A Preference Stock:

               RESOLVED that, immediately following shareholder approval of an amendment to the Articles providing for a new class of Preference Stock, a series of Preference Stock be created, with the following characteristics:

          (a) Designation and Amount. The shares of such series shall be designated as "Series A Preference Stock" and the number of shares constituting such series shall initially be 2,000,000.

          (b)  Dividends and Distributions.

               (A) Preference Stock is entitled to receive dividends on the fifteenth day of March, June, September and December each year (each a "Quarterly Dividend Payment Date") in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) the Adjustment Number times the per share amount of all cash dividends, and the Adjustment Number times the per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the shares of Common Stock), declared on the Common Stock since the preceding Quarterly Dividend Payment Date, or, if later, since the issuance of such Series A Preference Stock.

               (B) The Corporation shall declare any dividend required by Paragraph (A) immediately after it declares the triggering dividend or distribution on the Common Stock.

               (C) Dividends shall accrue and be cumulative on Series A Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue. If the date of issue is prior to the first Quarterly Dividend Payment Date, dividends shall accrue from the date of issue. However, if the date of issue is after a record date and before a Quarterly Dividend Payment Date, dividends shall accrue from such Quarterly Dividend Payment Date. Unpaid dividends shall not bear interest. Dividends less than the total amount payable shall be allocated pro rata.
                    The Board may fix a record date no more than 30 days prior to the date fixed for the payment of dividends.

          (c) Voting Rights. Series A Preference Stock has the following voting rights:

               (A) Series A Preference Stock are entitled to a number of votes equal to the Adjustment Number times the number of votes to which Common Stock is entitled.

               (B) Except as otherwise provided herein or by law, Series A Preference Stock and Common Stock shall vote together as one class on all matters submitted to a vote of Common Stockholders.

               (C)  (i)   If dividends on Series A Preference Stock shall be
                          in arrears by six (6) or more quarterly dividends, a "default period" shall begin. The default period shall end when all accrued dividends shall have been paid or set apart for payment. During a default period, Series A Preference Stock shall have the right to elect two (2) Directors. This vote shall be as a class for all series of Preference Stock entitled to vote.

                    (ii) During any default period, such voting right may be exercised initially at a special meeting or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. Such voting shall not occur unless ten percent (10%) of Preference Stock entitled to vote is present in person or by proxy. A quorum for Common Stock votes need not be present. At any special meeting, Preference stockholders shall have the right to increase the number of Directors to permit their election of two Directors. In any default period, the number of Directors shall not otherwise be changed except pursuant to the rights of any securities ranking senior to or equal with the Series A Preference Stock.

                    (iii) The Board of Directors may order, or any
                          stockholders owning not less than ten percent (10%) of the Preference Stock entitled to vote may request, the calling of a special meeting. The meeting shall thereupon be called by the President, a Vice-President or the Secretary. Notice of any meeting at which Preference Stock is entitled to vote shall be given to each holder of record of Preference Stock by mail. Such meeting shall be called not earlier than 20 days and not later than 60 days after such order or request. In default of the timely calling of such meeting, such meeting may be called on similar notice by stockholders owning not less than ten percent (10%) of the Preference Stock entitled to vote. No special meeting shall be called less than 60 days preceding the date fixed for the next annual meeting of Common Stockholders.

                    (iv) In any default period, other classes of stock shall continue to be entitled to elect the whole number of Directors if the holders of Preference Stock do not exercise their right to elect two (2) Directors. Directors elected by Preference Stock shall continue in office until their successors are elected or until the expiration of the default period. Otherwise, any vacancy in the Board may be filled by a majority of the remaining Directors elected by the class of stock which elected the Director whose office is vacant.

                    (v) Upon the expiration of a default period, (x) the right of Preference Stock to elect Directors shall cease, (y) the term of Directors elected by Preference Stock shall terminate, and (z) the number of Directors shall be unaffected by any increase made pursuant to Paragraph (C)(ii). Any vacancies in the Board effected by clauses (y) and
                          (z) may be filled by a majority of the remaining Directors.

               (D) Except as set forth herein or provided by law, Series A Preference Stock shall have no voting rights or consent requirement for any corporate action.

          (d)  Certain Restrictions.

               (A) Whenever dividends on Series A Preference Stock are in arrears, the Corporation shall not

                    (i) make any distributions on, or acquire for consideration, any stock ranking junior (either as to dividends or assets) to the Series A Preference Stock;

                    (ii) make any distributions on stock ranking on a parity (either as to dividends or assets) with the Series A Preference Stock, except dividends paid ratably on all such parity stock;

                    (iii) acquire for consideration any stock ranking on a
                          parity (either as to dividends or assets) with the Series A Preference Stock, provided that the Corporation may acquire stock in exchange for stock ranking junior (as to dividends and assets) to the Series A Preference Stock; or

                    (iv) acquire for consideration Series A Preference Stock, or any stock ranking on a parity with the Series A Preference Stock, except in accordance with a purchase offer made in writing to all holders of such shares upon such terms as the Board, after consideration of the respective dividend rates and other relative rights and preferences, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary to acquire stock unless the Corporation could, under Paragraph (A), so acquire such stock.

          (e) Reacquired Shares. Series A Preference Stock acquired by the Corporation in any manner shall be retired and canceled promptly after its acquisition. All such shares shall be authorized but unissued shares and may be reissued as part of any series of Preference Stock.

          (f)  Liquidation, Dissolution or Winding Up.

               (A) Upon any liquidation, dissolution or winding up, no distribution shall be made for shares ranking junior (either as to dividends or assets) to the Series A Preference Stock unless, prior thereto, the Series A Preference Stockholders shall receive $100 per share, plus an amount equal to accrued and unpaid dividends to the date of such payment (the "Series A Liquidation Preference"). No additional distributions shall be made for Series A Preference Stock unless, prior thereto, Common Stockholders sh-all have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number. Series A Preference Stockholders and Common Stockholders shall receive their ratable shares of the remaining assets to be distributed in the ratio of the Adjustment Number to 1.

               (B) If there are not sufficient assets available to permit payment in full of the liquidation preferences of all series of Preference Stock ranking on a parity, remaining assets shall be distributed ratably in proportion to respective liquidation preferences. If there are not sufficient assets available to permit payment in full of the Common Adjustment, then remaining assets shall be distributed ratably to Common Stockholders.

          (g) Consolidation, Merger, etc. If the Corporation shall enter into any transaction in which the shares of Common Stock are exchanged for, or changed into, any other property, Series A Preference Stock shall at the same time be similarly exchanged, or changed, in an amount per share equal to the Adjustment Number times the amount of property into which, or for which, each share of Common Stock is changed or exchanged.

          (h)  No Redemption.  Series A Preference Stock is not redeemable.

          (i) Ranking. The Series A Preference Stock ranks junior to all series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any series shall provide otherwise.

          (j) Amendment. The Articles of Incorporation shall not be amended in any manner which would materially adversely affect the powers, preferences or special rights of the Series A Preference Stock without the affirmative vote of a majority of the Series A Preference Stock.

          (k) Fractional Shares. Series A Preference Stock may be issued in fractions of a share.

          (l) Adjustment Number. The Adjustment Number shall be 100 initially. If the Corporation shall, (i) pay any dividend on Common Stock in shares of Common Stock, (ii) subdivide the Common Stock, or (iii) combine the Common Stock into a smaller number of shares, the Adjustment Number shall be modified by multiplying it by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

     DIVISION C.    Common Stock, $1 Par Value

          (10) Dividends: After full cumulative dividends on the Cumulative Preferred Stock and Preference Stock shall have been paid or set apart for payment in accordance with paragraph (2) of Division A above and if provision has been made for the satisfaction of any obligations then or theretofore matured in respect of any sinking fund provided for each series of the Cumulative Preferred Stock and Preference Stock then outstanding, dividends may be declared and paid upon the Common Stock if, when and as declared by the Board of Directors in its discretion, out of the surplus of the Corporation.

          (11) Distribution of Assets: In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in a distribution of its assets to its shareholders, whether voluntary or involuntary, after there shall have been paid to or set apart for the holders of the Cumulative Preferred Stock the full preferential amounts to which they are respectively entitled under the provisions of paragraph (3) of Division A above, the holders of the Common Stock shall be entitled to receive as a class, pro rata, the remaining assets of the Corporation available for distribution to its shareholders subject to the rights of holders of Preference Stock.

          (12) Voting Power: Except as provided in paragraph (5) of Division A above, the holders of the Common Stock shall possess full voting power for the election of directors and for all other purposes subject to the rights of holders of Preference Stock.

     DIVISION D.    General Provisions

          (13) Preemptive Rights: No holder of shares of capital stock of any class of the Corporation shall have any preemptive right to subscribe for or acquire any additional shares of capital stock of the Corporation of the same or of any other class or any obligations or securities of any kind which may be convertible into capital stock, whether such shares of capital stock or obligations or other securities are authorized or created at the date of filing of these Articles or thereafter; nor shall any holder of capital stock of any class of the Corporation have any preemptive right to acquire any shares of capital stock of the Corporation of the same or of any other class or any obligations or any securities of any kind of the Corporation which may be held in the treasury of the Corporation, and all such shares of capital stock of any class or obligations or other securities, whether authorized and unissued or held in the treasury of the Corporation may, with respect to the holders of shares of capital stock of the Corporation, be sold for such lawful considerations, at such times and to such persons or entities as the Board of Directors may from time to time determine.

          (14) Issuance of Capital Stock: Except as may be provided herein and by law, the shares of capital stock of any class or series may be issued by the Corporation from time to time without action by the stockholders, for such lawful considerations as may from time to time be fixed by the Board of Directors to such persons, firms and/or corporations as the Board of Directors in its discretion may determine.

          (15) Cumulative Voting: At all elections of directors of the Corporation by the stockholders, except as expressly provided herein, each stockholder of the Corporation entitled to vote thereat shall be entitled to as many votes as shall equal the number of his shares multiplied by the number of directors to be elected and for which he is then entitled to vote, and each such stockholder may cast all of such votes for a single director or may distribute them among the total number of directors for which he is then entitled to vote or among any two or more of such directors, as such stockholder may see fit, which right, when exercised, shall be termed cumulative voting.


                                 ARTICLE IV.

     (1) The street address and mailing address of the current registered office is 405 Water Street, Port Huron, Michigan 48060.

     (2) The name of the current resident agent at the registered office is William L. Johnson.


                                 ARTICLE V.

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(l) of the Michigan Business Corporation Act, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for an act or omission occurring before March 1, 1987. In the event the Michigan Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal, amendment or other modification of this section shall not adversely affect any right or protection of any director of the Corporation existing at the time of such repeal, amendment or other modification for or with respect to any act or omission occurring prior to the time of such repeal, amendment or other modification.


                                 ARTICLE VI.

     The Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class I Directors shall expire at the annual meeting of shareholders in 1989; the term of office of the initial Class II Directors shall expire at the annual meeting of shareholders in 1990; and the term of office of the initial Class III Directors shall expire at the annual meeting of shareholders in 1991; or in each case thereafter when their respective successors are elected and have qualified. At each annual election held after the initial election of Directors according to classes, the Directors chosen to succeed those whose terms then expire, shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting of shareholders or in each case thereafter when their respective successors are elected and have qualified. If the number of Directors is changed, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, but in no case shall a decrease in number of Directors shorten the term of any incumbent Director.

     A director may be removed by shareholders, but only for cause, at an annual meeting of shareholders and by the affirmative vote of a majority of the shares then entitled to vote for the election of directors. For purposes of this Article, cause for removal shall be construed to exist only if a director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal or has been adjudged by a court of competent jurisdiction to be liable for willful misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to appeal.

     The provisions set forth in this Article may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote or consent of the holders of not less than two-thirds (2/3) of all shares of stock of the Corporation entitled to vote in elections of directors, considered for purposes of this Article as one class.

     The provisions set forth in this Article are subject to the rights of Cumulative Preferred Stockholders and Preference Stockholders which may accrue under Article III.


                                ARTICLE VII.

     In addition to the requirements imposed by Chapter 7A of the Michigan Business Corporation Act on a "business combination" as therein defined, such a business combination shall not be effected without first obtaining the written opinion of an independent investment banker to the effect that the consideration to be paid to shareholders of this Corporation is fair and reasonable.

     The Board of Directors may by resolution waive the requirement of this Article as to any particular business combination.